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                                                                    Exhibit 99.6

                 [LETTERHEAD OF DEUTSCHE BANK SECURITIES INC.]


Consent of Deutsche Bank Securities Inc.

We hereby consent to (i) the inclusion of our opinion letter, dated July 8, 2003, to the Board of Directors of Yellow Corporation ("Yellow") as Annex B to the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Joint Proxy Statement/Prospectus under the captions entitled "SUMMARY -- Opinion of Yellow's Financial Advisor", "THE MERGER -- Background of the Merger", "THE MERGER -- Yellow's Reasons for the Merger; Recommendation of Yellow Board of Directors" and "THE MERGER -- Opinion of Deutsche Bank Securities Inc, Financial Advisor to Yellow Corporation". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as Amended, and the Rules and Regulations Promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                           DEUTSCHE BANK SECURITIES INC.


                                           By:    /s/ Joseph Ewart
                                                  ______________________________

                                           Name:  Joseph Ewart
                                                  ______________________________

                                           Title: Managing Director
                                                  ______________________________

August 19, 2003